EXHIBIT 10.15

RESIGNATION AND APPOINTMENT OF TRUSTEE

          WHEREAS, Codorus Valley Bancorp, Inc. (the “Settlor”) established the Codorus Valley Bancorp, Inc. Change in Control and Supplemental Benefit Trust (the “Trust”) pursuant to the Change in Control and Supplemental Benefit Trust Agreement dated January 25, 2006 (the “Trust Agreement”).

          WHEREAS, Hershey Trust Company is currently the sole trustee of the Trust.

          WHEREAS, Section 10(a) of the Trust Agreement provides that the trustee of the Trust may resign at any time by providing written notice to the Settlor, which resignation shall be effective sixty days after receipt of such notice unless the Settlor and the trustee agree otherwise to an effective date which is shorter than the sixty day period.

          WHEREAS, Section 10(d) of the Trust Agreement provides that if the trustee of the Trust resigns, a successor shall be appointed in accordance with Section 11 of the Trust Agreement by the effective date of the resignation.

          WHEREAS, Section 11 of the Trust Agreement provides that if the trustee of the Trust resigns, the Settlor may appoint a financial institution that possesses corporate trustee powers under state law as the successor to replace the trustee upon resignation.

          WHEREAS, Hershey Trust Company desires to resign as trustee of the Trust and the Settlor desires to appoint Counsel Trust Company as trustee of the Trust.

          WHEREAS, Hershey Trust Company and the Settlor desire to waive the sixty day notice period.

          NOW WHEREFORE, Hershey Trust Company hereby resigns as the trustee of the Trust and the Settlor hereby appoints Counsel Trust Company as the trustee of the Trust.

          FURTHER, Hershey Trust Company and the Settlor hereby waive the sixty day notice period and hereby agree that the aforementioned resignation and appointment shall be effective as of the first date when (i) both of Hershey Trust Company and the Settlor have executed this Resignation and Appointment and (ii) Counsel Trust Company has accepted its appointment as the trustee of the Trust.

          NOW WHEREFORE, the Settlor has executed this Resignation and Appointment on the date indicated below.

Dated:	November 21, 2011	CODORUS VALLEY BANCORP, INC.

By:
Name: Larry J. Miller
Title: President and CEO

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Before the undersigned personally appeared Larry J. Miller as President and CEO of Settlor and certified he/she executed this Resignation and Appointment for the purposes stated within on this ______ day of November, 2011.

Notary Public

My Commission Expires:

          NOW WHEREFORE, Hershey Trust Company has executed this Resignation and Appointment on the date indicated below.

Dated:	November 18, 2011	HERSHEY TRUST COMPANY

By:
Name: David P. Lavery
Title: Interim Chief Executive Officer

Before the undersigned personally appeared David P. Lavery as Interim Chief Executive Officer of Hershey Trust Company and certified he executed this Resignation and Appointment for the purposes stated within on this ______ day of November, 2011.

Notary Public

My Commission Expires:

          NOW WHEREFORE, Counsel Trust Company hereby acknowledges receipt of this Resignation and Appointment and accepts its appointment as the trustee of the Trust.

Dated:	November 22, 2011	COUNSEL TRUST COMPANY

By:
Name: David L. Dolan
Title: President

Before the undersigned personally appeared David L. Dolan as President of Counsel Trust Company and certified he/she executed this Resignation and Appointment for the purposes stated within on this ______ day of November, 2011.

Notary Public

My Commission Expires:

97